Exhibit 99.1

Universal Declares Regular Cash Dividend & Announces Earnings Dates

Fort Lauderdale, Fla., February 9, 2023 – Universal Insurance Holdings, Inc. (NYSE: UVE) (“Universal” or the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of 16 cents per share of common stock, payable March 16, 2023 to shareholders of record as of the close of business on March 9, 2023.

Universal will issue a press release reporting its fourth quarter 2022 results after the market closes on Thursday, February 23, 2023. The company will host a conference call on Friday, February 24, 2023, at 9:30 a.m. ET to discuss financial results.

Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI271bba0f21b746d8aafebbe6a6c51c55. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Investors/Media:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com